EMPLOYMENT AGREEMENT

         This Agreement is made and entered into as of the 17th day of May, 2000, by and between William J. Fair, of Redondo Beach, California (hereinafter referred to as the "Executive") and American Skiing Company, a corporation duly organized and existing under the laws of the State of Delaware, and having a place of business at Bethel, Maine (hereinafter referred to as the "Company").

         The Company hereby agrees to employ the Executive and the Executive accepts such employment upon the terms and conditions set forth in this Agreement.

         1.       Duties.

         1.1 Executive shall serve the Company as "Chief Operating Officer of American Skiing Company and President - Resort Operations" during the term of this Agreement and shall be primarily responsible for the management of all of the Company's ski resort operations and divisions, and shall be responsible and accountable for achieving both functional and financial Company objectives as outlined in the Company's annual business plans and budgets approved and modified from time to time by the Company's board of directors. Executive shall perform his duties at such places (initially, Bethel, Maine) and times as the Company may reasonably prescribe, and shall report to and be subject to supervision and direction by the Chairman and Chief Executive Officer and the Board of Directors of the Company.

                  1.2 Executive shall devote his full time and best efforts to the performance of his duties for the Company and shall not engage in any other business activities during the Employment Term without prior written consent of the Company.

         2.       Term and Termination.

         2.1 Term: The term of Executive's employment under this Agreement will commence on May 17, 2000 (the "Commencement Date") and continue for three (3) years through May 17, 2003 (the "Employment Term") unless sooner terminated as set forth in Section 2.2 of this Agreement. By mutual written agreement entered into on or prior to May 17, 2002, the parties may extend this Agreement. Upon expiration of the Employment Term, should Executive continue in the Company's employ and the parties have not executed a written extension or new employment agreement, Executive shall be an "Executive at will" at the same level of compensation as set forth in Sections 3.1 and 3.2 hereof. Except as stated in
Section 5 below, no other terms of this Agreement shall be applicable subsequent to the Employment Term.

                  2.2      Termination:

                  (a) Executive's employment under this Agreement shall be terminated upon the earliest to occur of any of the following:

                           (i)      the death of the Executive;

                           (ii) the Executive's inability to perform his duties on account of disability or incapacity for a period of six (6) or more months, as determined by the Company's Chief Executive Officer or Board of Directors.


                           (iii) the termination of Executive's employment by Executive because of a material change in the duties of Executive from those described herein at the direction of the Company after written notice from Executive to the Company of the specific duties and material changes in Executive's duties to which he objects, the reasons for his objections, and his intent to terminate his employment because of such material changes, said written notice to be served on the Company by the Executive within thirty (30) days of the Executive's knowledge of such alleged material changes, and the Company's failure to modify within thirty (30) days of its receipt of such written notice the duties of the Executive to conform to those described herein. The relocation of Executive shall not, in and of itself, constitute a material change in duties of the Executive.


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


                           (iv) the termination of Executive's employment by Executive at any time for any reason including, without limitation, resignation or retirement.

                           (v) the termination of Executive's employment by Executive at any time for a material breach of this Agreement by the Company after written notice of such breach to the Company and the Company's failure to cure such breach within thirty (30) days.


                           (vi) the termination of Executive's employment by the Company at any time "for cause," such termination to take effect immediately upon written notice from the Company to Executive. The term "for cause" means a determination by the Company that Executive
                                    (1)  refused  to obey  lawful  orders of the
                                    Chief Executive  Officer and Chairman or the
                                    Board  of  Directors  of  the  Company,  (2)
                                    breached or neglected  his duties  hereunder
                                    or breached  any of the  provisions  of this
                                    Agreement,  (3)  committed  any act of moral
                                    turpitude or any act involving dishonesty or
                                    fraud, or(4)committed any act constituting a
                                    violation of an important  Company policy or
                                    a   violation   of  criminal  or  civil  law
                                    relating to  Executive's  performance of his
                                    duties or having the potential to negatively
                                    impact the  Company.  Upon such  termination
                                    for cause,  the only  obligation the Company
                                    will have  under this  Agreement  will be to
                                    pay  Executive's   unpaid  base  salary  and
                                    vacation pay accrued through the date of termination.


                           (vii) written notice to Executive that the Company is terminating the Executive's employment hereunder without cause.

                  (b) Upon the termination of this Agreement pursuant to clauses (ii), (iii), (v) or (vii) only of Section 2.2
                           (a), Executive shall be entitled to receive as a severance payment an amount equal to his base salary payable for the remainder of the Employment Term but in no event less than one (1) year's base salary. Executive's severance payments shall be reduced by the amount of disability insurance received by Executive. The severance payments will be paid in accordance with the Company's applicable payroll provisions and shall be reduced by any applicable withholding requirements. Notwithstanding (and in lieu of) the foregoing, Executive shall be entitled to receive from the Company, in a lump sum payment within ten (10) days after the occurrence of the event giving rise to such payment obligation, an amount equal to two hundred percent (200%) of the Executive's then current annual base salary if the Executive's employment is terminated pursuant to
                           Section 2.2(a)(iii), (v) or (vii) within one (1) year following, or in connection with, a Change in Control of the Company. For purposes of this Section 2.2(b), a "Change of Control" shall mean (i) a sale of all or substantially all of the assets of the Company, or (ii) a merger, stock issuance or stock transfer (or series of related transactions) as a consequence of which the holders of the Company's common stock immediately prior to such transaction (on a fully diluted, as-if-converted basis), directly or indirectly, beneficially own less than 50% of the outstanding common stock (on a fully diluted, as-if-converted basis) of the Company or the surviving entity in such transaction.




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


                  (c) Upon the termination of Executive's employment for any reason, by either party, the Executive shall immediately return to the Company any property of the Company (or any of its subsidiaries) in his possession; return of this property shall be a precondition to the payment of any further compensation owed by the Company to the Executive, if any, pursuant to Section 2.2 (b) or the exercise of any Options (as hereinafter defined).

         3. Compensation. For all services rendered by the Executive, the Company shall pay to the Executive:


                  3.1 Base Salary: Base salary at the rate of $300,000 per annum, payable in equal semi-monthly installments, $20,000 of which is acknowledged by Executive to be specific consideration for entering into the restrictive covenants contained in Section 5.


                  3.2 Bonuses: The Compensation Committee of the Board of Directors of the Company may award Executive an annual bonus of up to seventy percent (70%) of Executive's base salary in accordance with the provisions of the Company's Fiscal Year 2000 Management Bonus Plan, as such plan may be modified or amended from time to time, commencing with respect to performance during the Company's fiscal year ending in July 2001. The Company shall pay to Executive on May 17, 2000 a signing bonus in the amount of $75,000.


                  3.3 Stock Options: The Company shall grant to Executive incentive stock options for 400,000 shares of Common Stock of the Company (the "Options"), at an exercise price of $2.00 per share, subject to the vesting, forfeiture and other terms and conditions set forth in the Incentive Stock Option Agreement, dated of near or even date herewith, between Executive and the Company, and to the terms of the Company's Stock Option Plan.


                           Executive's stock option and/or stock ownership in the Company shall not alter the status of his employment or any of the Company's rights under
                           Section 2.2.

         4.       Executive Benefit Plans; Fringe Benefits.

         Upon satisfaction of any applicable eligibility requirements and the expiration of any applicable waiting period, Executive shall be entitled to participate in all executive benefit plans maintained by the Company. In addition, Executive shall be entitled to receive, at the Company's option: (i) a vehicle benefit equal to $500 per month, plus the actual cost of automobile insurance and gas reimbursement for vehicle use on Company business, or (ii) the use of a current model year four wheel drive vehicle provided under the Company's vehicle contract. Executive shall also be entitled to reimbursement by the Company for relocation expenses incurred by Executive in moving from California to Bethel, Maine in accordance with the Company's employee relocation program, including reimbursement for brokerage commissions actually incurred by Executive (up to a maximum of 6% of the sale price of Executive's home) in connection with the sale of Executive's home in California, as well as reimbursement for up to six months' temporary housing expense in the Bethel area or, at the Company's option, the provision of up to six months' temporary housing in the Bethel area at the Company's expense.


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


         5.       Restrictive Covenants.

         In consideration of this Employment Agreement and the severance benefits conferred herein, Executive agrees to the following:

                  5.1 Confidentiality: Executive agrees to maintain in strictest confidence all proprietary data and other confidential information (concerning the Company (or any of its subsidiaries)) obtained or developed by Executive in the course of his employment with the Company. Such information and data shall include but not be limited to the Company's (or any of its subsidiaries') business plans, budgets, non-public financial data, business strategies, development and expansion plans, marketing plans, trade secrets, patents, inventions, systems, procedures, manuals, confidential reports and communications, as well as information that the Company (or any of its subsidiaries) may obtain from third parties in confidence or subject to non-disclosure or similar agreements. All such information and data is and shall remain the exclusive property of the Company or its subsidiaries and shall be used solely for the benefit of the Company and its subsidiaries. Any such information and data (and any notes, summaries, copies or extracts thereof or therefrom) in Executive's possession after termination of his employment shall be promptly returned to the Company. Executive's obligations under this Section
5.1 shall survive any termination of his employment.

                  5.2 Non-Competition: Executive acknowledges that he is a key employee of the Company and his talents and services are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company. In order for the Company to protect its interests against the competitive use of any confidential information, knowledge or relationships concerning the Company and its business to which Executive will have access by virtue of the special nature of his relationship with the Company and his involvement in its affairs, and in consideration of the payments made to Executive hereunder and the agreements of the parties herein, Executive agrees that, for so long as this Agreement is in effect and for a period of one (1) year after this Agreement terminates, Executive will not own (by ownership of securities or otherwise), manage, operate, control, engage in as an equity participant or be employed by or act as a consultant to, or be connected in any manner with, the ownership, management or control of any business which is engaged in the business of owning or operating ski resorts. In recognition of the geographic extent of the Company's existing and anticipated operations and the nature of the Company's (and its subsidiaries') business and competitive circumstances, the restrictive covenant contained in this Section 5.2 shall apply throughout North America.

                  5.3 Solicitation: Executive agrees that, for so long as this Agreement is in effect and for a period of one (1) year after this Agreement terminates, Executive shall not solicit or induce any employee of the Company (or any of its subsidiaries) to leave the employ of the Company (or any of its subsidiaries), or to hire or attempt to hire any such employee on behalf of Executive or on behalf of any other person or entity, and Executive further agrees not to interfere with, disrupt or attempt to disrupt any past, present or prospective contractual or other relationship between the Company (or any of its subsidiaries) and any of their respective employees or any third parties with which the Company (or any of its subsidiaries) has business relationships.


                  5.4 Remedy for Breach: The parties recognize that the services to be rendered under this Agreement by Executive are special, unique, and of an extraordinary character, and that in the event of a breach of this Section 5 by Executive, then the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction in equity, to enforce the specific performance of any terms, conditions, obligations and requirements of this Section 5, and/or to enjoin the Executive from continuing those actions which are in breach of this Agreement, or to take any or all of the foregoing actions.


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


         6. Section Headings. Section headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

         7. Amendment. This Agreement may be amended or modified only in writing signed by both parties.

         8. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         9. Waiver. The failure of either party hereto in any one or more incidences to insist upon the performance of any of the terms or conditions of this Agreement, or to exercise any rights or privileges conferred in this Agreement, or the waiver of any breach of any of the terms of this Agreement shall not be construed as waiving any such terms and the same shall continue to remain in full force and effect as if no such forbearance or waiver had occurred.

         10. Applicable Law; Jurisdiction. This Agreement shall be construed according to and governed by the laws of the State of Maine, excluding conflict of laws principles, and Executive expressly consents to submit himself to the jurisdiction of the federal and state courts of the State of Maine.

         11. Reformation and Severability. In the event any provision or portion of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, any such provision or portion may be reformed by the court to the minimum extent necessary in order to make it valid or enforceable, whereupon the parties agree that said provision or portion as so reformed shall be valid and enforceable by or upon them. Any such holding shall not invalidate or render unenforceable any other term contained in this Agreement.

         12. Entire Agreement. This Agreement embodies the entire understanding of the parties with respect to Executive's employment with the Company and supersedes any previous agreement, expression or understanding, written or oral, relating thereto. The Executive agrees that no other promises or representations of any kind were made to him by the Company prior to or coincident with his signing of this Agreement.

         13. Assignment and Successors. Executive's rights and obligations under this Agreement shall not be assignable by the Executive. This Agreement may be assigned by Company and shall inure to the benefit of and be binding upon Company, its successors and assigns.


         14. Notices. Any notice to be given under this Agreement must be in writing and either delivered in person or sent by first class certified or registered mail, return receipt requested, postage prepaid, if to the Company, in care of its Chief Executive Officer, Leslie B. Otten, Sunday River Access Road, Bethel, Maine 04217, and if to the Executive, at his home address or addresses as either party shall have designated in writing to the other party hereto.


         IN WITNESS WHEREOF, Company has hereunto caused its corporate name to be signed and sealed, and Executive has hereunto set his hand, all being done in duplicate originals, with one original being delivered to each party as of the day and year first above written.

                                            AMERICAN SKIING COMPANY



                                            By:/s/Leslie B. Otten
                                               ---------------------------------
                                                  Its Chief Executive Officer



                                               /s/William J. Fair
                                               ---------------------------------
                                                  William J. Fair